The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated December 16, 2020

JPMorgan Chase Financial Company LLC	December 2020

Pricing Supplement

Registration Statement Nos. 333-236659 and 333-236659-01

Dated December    , 2020

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. and International Equities

PLUS Based on the Performance of a Basket of Two Indices and Five Exchange-Traded Funds due July 6, 2021

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

The PLUS will pay no interest and do not guarantee any return of your principal at maturity. At maturity, if the basket has appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the basket, subject to a maximum payment at maturity. However, if the basket has declined in value, at maturity investors will lose 1% for every 1% decline. The PLUS are for investors who seek exposure to an unequally weighted basket of the two indices and the five exchange-traded funds specified below and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature that applies to a limited range of positive performance of the basket. The PLUS are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the PLUS is subject to the credit risk of JPMorgan Financial, as issuer of the PLUS, and the credit risk of JPMorgan Chase & Co., as guarantor of the PLUS. The investor may lose some or all of the stated principal amount of the PLUS.

SUMMARY TERMS

Issuer:	JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.

Basket:	Basket components	Bloomberg ticker symbol	Basket component weighting
	Russell 2000® Index (the “RTY Index”)	RTY Index	25.00%
	EURO STOXX 50® Index (the “SX5E Index”)	SX5E Index	15.00%
	Shares of the VanEck Vectors® Gold Miners ETF (the “GDX ETF”)	GDX UP Equity	15.00%
	Shares of the SPDR® S&P® Regional Banking ETF (the “KRE ETF”)	KRE UP Equity	15.00%
	Shares of the iShares® MSCI Emerging Markets ETF (the “EEM ETF”)	EEM UP Equity	10.00%
	Shares of the iShares® Silver Trust (the “SLV ETF”)	SLV UP Equity	10.00%
	Shares of the SPDR® S&P® Oil & Gas Exploration & Production ETF (the “XOP ETF”)	XOP UP Equity	10.00%

We refer to the RTY Index and the SX5E Index as the underlying indices; the GDX ETF, the KRE ETF, the EEM ETF, the SLV ETF and the XOP ETF as the ETFs; shares of the GDX ETF, the KRE ETF, the EEM ETF, the SLV ETF and the XOP ETF as the ETF Shares; and the underlying indices and the ETF Shares collectively as the basket components. Because the RTY Index makes up 25.00% of the basket, we expect that generally the market value of your PLUS and your payment at maturity will depend significantly on the performance of the RTY Index.

Aggregate principal amount:	$
Payment at maturity:	If the final basket value is greater than the initial basket value, for each $10 stated principal amount PLUS,
$10 + leveraged upside payment
In no event will the payment at maturity exceed the maximum payment at maturity.
If the final basket value is less than or equal to the initial basket value, for each $10 stated principal amount PLUS,
$10 × basket performance factor
This amount will be less than or equal to the stated principal amount of $10 per PLUS.
Leveraged upside payment:	$10 × leverage factor × basket percent increase
Basket percent increase:	(final basket value – initial basket value) / initial basket value
Initial basket value:	Set equal to 100 on the pricing date
Final basket value:	The basket closing value on the valuation date
Leverage factor:	200%
Basket performance factor:	final basket value / initial basket value
Maximum payment at maturity:	At least $11.07 (at least 110.70% of the stated principal amount) per PLUS. The actual maximum payment at maturity will be provided in the pricing supplement and will not be less than $11.07 per PLUS.
Stated principal amount:	$10 per PLUS
Issue price:	$10 per PLUS (see “Commissions and issue price” below)
Pricing date:	December , 2020 (expected to price on or about December 30, 2020)
Original issue date (settlement date):	January , 2021 (3 business days after the pricing date)
Valuation date:	June 30, 2021, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” in the accompanying product supplement
Maturity date:	July 6, 2021, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement
CUSIP / ISIN:	48132Q607 / US48132Q6070
Listing:	The PLUS will not be listed on any securities exchange.
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Terms continued on the following page

Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per PLUS	$10.00	$0.125(2)	$9.825

$0.05(3)
Total	$	$	$
(1)	See “Additional Information about the PLUS — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the PLUS.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). In no event will these selling commissions exceed $0.125 per $10 stated principal amount PLUS. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each $10 stated principal amount PLUS

If the PLUS priced today and assuming a maximum payment at maturity equal to the minimum listed above, the estimated value of the PLUS would be approximately $9.711 per $10 stated principal amount PLUS. The estimated value of the PLUS on the pricing date will be provided in the pricing supplement and will not be less than $9.40 per $10 stated principal amount PLUS. See “Additional Information about the PLUS — The estimated value of the PLUS” in this document for additional information.

Investing in the PLUS involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-12 of the accompanying product supplement, “Risk Factors” beginning on page US-3 of the accompanying underlying supplement and “Risk Factors” beginning on page 9 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the PLUS or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The PLUS are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the PLUS” at the end of this document.

Product supplement no. MS-1-II dated November 4, 2020: http://www.sec.gov/Archives/edgar/data/19617/000095010320021469/crt_dp139325-424b2.pdf

Underlying supplement no. 1-II dated November 4, 2020: http://www.sec.gov/Archives/edgar/data/19617/000095010320021471/crt_dp139381-424b2.pdf

Prospectus supplement and prospectus, each dated April 8, 2020: http://www.sec.gov/Archives/edgar/data/19617/000095010320007214/crt_dp124361-424b2.pdf

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Two Indices and Five Exchange-Traded Funds due July 6, 2021

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Terms continued from previous page:
Basket closing value:

The basket closing value on the valuation date will be calculated as follows:

100 × [1 + sum of (basket component return of each basket component × basket component weighting of that basket component)]

Basket component return:	On the valuation date, the basket component return for each basket component is equal to the index return or share return, as applicable, for that basket component on the valuation date
Index return:	With respect to each underlying index: (final index value – initial index value) initial index value
Initial index value:	With respect to each underlying index, the closing level of that underlying index on the pricing date
Final index value:	With respect to each underlying index, the closing level of that underlying index on the valuation date
Share return:	With respect to each ETF, (final share price – initial share price) initial share price
Initial share price:	With respect to each ETF, the closing price of one applicable ETF Share on the pricing date
Final share price:	With respect to each ETF, the closing price of one applicable ETF Share on the valuation date
Share adjustment factor:	The share adjustment factor is referenced in determining the closing price of one applicable ETF Share and is set initially at 1.0 on the pricing date. With respect to each ETF, the share adjustment factor is subject to adjustment in the event of certain events affecting the ETF Shares. See “The Underlyings — Funds — Anti-Dilution Adjustments” in the accompanying product supplement.

December 2020	Page 2

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Two Indices and Five Exchange-Traded Funds due July 6, 2021

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Performance Leveraged Upside Securities

Principal at Risk Securities

The PLUS Based on the Performance of a Basket of Two Indices and Five Exchange-Traded Funds due July 6, 2021 (the “PLUS”) can be used:

▪	As an alternative to direct exposure to the basket components that enhances returns for a certain range of positive performance of the basket.
▪	To potentially achieve similar levels of upside exposure to the basket as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor.

The PLUS are exposed on a 1:1 basis to the negative performance of the basket.

Maturity:	Approximately 6 months
Leverage factor:	200%
Maximum payment at maturity:	At least $11.07 (at least 110.70% of the stated principal amount) per PLUS (to be provided in the pricing supplement)
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the PLUS.
Basket component weightings:	25.00% for the RTY Index, 15.00% for the SX5E Index, 15.00% for the GDX ETF, 15.00% for the KRE ETF, 10.00% for the EEM ETF, 10.00% for the SLV ETF and 10.00% for the XOP ETF

Supplemental Terms of the PLUS

For purposes of the accompanying product supplement, each underlying index is an “Index” and each ETF is a “Fund.”

December 2020	Page 3

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Two Indices and Five Exchange-Traded Funds due July 6, 2021

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

PLUS offer leveraged exposure to an underlying asset, which may be equities, commodities and/or currencies, without any protection against negative performance of the underlying asset. If the underlying asset has decreased in value, investors are fully exposed to the negative performance of the underlying asset. At maturity, if the underlying asset has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the underlying asset has depreciated, the investor will lose 1% for every 1% decline. Investors may lose some or all of the stated principal amount of the PLUS.

Leveraged Performance	The PLUS offer investors an opportunity to capture enhanced returns for a certain range of positive performance relative to a direct investment in the basket.
Upside Scenario	The final basket value is greater than the initial basket value and, at maturity, the PLUS pay the stated principal amount of $10 plus a return equal to 200% of the basket percent increase, subject to the maximum payment at maturity of at least $11.07 (at least 110.70% of the stated principal amount) per PLUS. The actual maximum payment at maturity will be provided in the pricing supplement.
Par Scenario	The final basket value is equal to the initial basket value and, at maturity, the PLUS pay the stated principal amount of $10 per PLUS.
Downside Scenario	The final basket value is less than the initial basket value and, at maturity, the PLUS pay an amount that is less than the stated principal amount. This decrease will be by an amount that is proportionate to the percentage decline of the final basket value from the initial basket value. (Example: if the basket decreases in value by 30%, the PLUS will pay an amount that is less than the stated principal amount by 30%, or $7.00 per PLUS.)

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JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Two Indices and Five Exchange-Traded Funds due July 6, 2021

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the PLUS based on the following terms:

Stated principal amount:	$10 per PLUS
Leverage factor:	200%
Hypothetical maximum payment at maturity:	$11.07 (110.70% of the stated principal amount) per PLUS (which represents the lowest hypothetical maximum payment at maturity)*

*The actual maximum payment at maturity will be provided in the pricing supplement and will not be less than $11.07 per PLUS.

PLUS Payoff Diagram

How it works

▪	Upside Scenario. If the final basket value is greater than the initial basket value, for each $10 principal amount PLUS investors will receive the $10 stated principal amount plus a return equal to 200% of the appreciation of the basket over the term of the PLUS, subject to the maximum payment at maturity. Under the hypothetical terms of the PLUS, an investor will realize the hypothetical maximum payment at maturity at a final basket value of 105.35% of the initial basket value.
▪	Par Scenario. If the final basket value is equal to the initial basket value, investors will receive the stated principal amount of $10 per PLUS.
▪	Downside Scenario. If the final basket value is less than the initial basket value, investors will receive an amount that is less than the stated principal amount by an amount proportionate to the percentage decrease of the final basket value from the initial basket value.
▪	For example, if the basket depreciates 50%, investors will lose 50% of their principal and receive only $5 per PLUS at maturity, or 50% of the stated principal amount.

The hypothetical returns and hypothetical payments on the PLUS shown above apply only if you hold the PLUS for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

December 2020	Page 5

JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Two Indices and Five Exchange-Traded Funds due July 6, 2021

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Hypothetical Payouts on the PLUS at Maturity

Below are three examples of how to calculate the payment at maturity based on the hypothetical component values in the respective tables below. The following hypothetical examples are provided for illustrative purposes only. Actual results may vary. For purposes of the following examples, (i) an “initial component value” means the initial index value of an underlying index or the initial share price of an ETF, as applicable, and (ii) a “final component value” means the final index value of an underlying index or the final share price of an ETF, as applicable. The actual initial index value of each underlying index will be the closing level of that underlying index on the pricing date and will be provided in the pricing supplement. The actual initial share price of each ETF will be the closing price of one applicable ETF Share on the pricing date and will be provided in the pricing supplement. For historical data regarding the actual closing levels of each underlying index and the actual closing prices of each applicable ETF Share, please see the historical information set forth under “Basket Overview” in this pricing supplement.

Example 1:  The final basket value is greater than the initial basket value, and the payment at maturity is less than the hypothetical maximum payment at maturity.

Basket component	Weight in Basket	Hypothetical initial component value	Hypothetical final component value	Basket component return
RTY Index	25.00%	1,400.00	1,435.00	+2.50%
SX5E Index	15.00%	1,100.00	1,127.50	+2.50%
GDX Shares	15.00%	$50.00	$51.25	+2.50%
KRE Shares	15.00%	$30.00	$30.75	+2.50%
EEM Shares	10.00%	$40.00	$41.00	+2.50%
SLV Shares	10.00%	$20.00	$20.50	+2.50%
XOP Shares	10.00%	$10.00	$10.25	+2.50%

Basket percent increase = (final basket value – initial basket value) / initial basket value

Initial basket value = 100

Final basket level = 100 × [1 + sum of (basket component return of each basket component × basket component weighting of that basket component)]

Using the hypothetical values above, the sum of the basket component return of each basket component times the basket component weighting of that basket component:

[(1,435.00 – 1,400.00) / 1,400.00] × 25.00% = 0.625%
[(1,127.50 – 1,100.00) / 1,100.00] × 15.00% = 0.375%
[($51.25 – $50.00) / $50.00] × 15.00% = 0.375%
[($30.75 – $30.00) / $30.00] × 15.00% = 0.375%
[($41.00 – $40.00) / $40.00] × 10.00% = 0.250%
[($20.50 – $20.00) / $20.00] × 10.00% = 0.250%
[($10.25 – $10.00) / $10.00] × 10.00% = 0.250%
0.625% + 0.375% + 0.375% + 0.375% + 0.250%+ 0.250%+ 0.250% = 2.50%

Final basket value	=	100 × (1 + 2.50%), which equals 102.50
Basket percent increase	=	(102.50 – 100) / 100, which equals 2.50%

The payment at maturity per PLUS will equal $10 plus the leveraged upside payment, subject to the maximum payment at maturity. The leveraged upside payment will equal (i) $10 times (ii) the leverage factor times (iii) the basket percent increase, or:

$10 × 200% × 2.50% = $0.50

Because this amount would not result in a payment at maturity that would exceed the hypothetical maximum payment at maturity of $11.07 per PLUS, the payment at maturity will equal $10 plus the leveraged upside payment, or:

$10 + $0.50 = $10.50

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JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Two Indices and Five Exchange-Traded Funds due July 6, 2021

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Example 2: The final basket value is greater than the initial basket value, and the payment at maturity is equal to the hypothetical maximum payment at maturity.

Basket component	Weight in Basket	Hypothetical initial component value	Hypothetical final component value	Basket component return
RTY Index	25.00%	1,400.00	1,820.00	+30.00%
SX5E Index	15.00%	1,100.00	1,430.00	+30.00%
GDX Shares	15.00%	$50.00	$65.00	+30.00%
KRE Shares	15.00%	$30.00	$39.00	+30.00%
EEM Shares	10.00%	$40.00	$52.00	+30.00%
SLV Shares	10.00%	$20.00	$26.00	+30.00%
XOP Shares	10.00%	$10.00	$13.00	+30.00%

Basket percent increase = (final basket value – initial basket value) / initial basket value

Initial basket value = 100

Final basket level = 100 × [1 + sum of (basket component return of each basket component × basket component weighting of that basket component)]

Using the hypothetical values above, the sum of the basket component return of each basket component times the basket component weighting of that basket component:

[(1,820.00 – 1,400.00) / 1,400.00] × 25.00% = 7.50%
[(1,430.00 – 1,100.00) / 1,100.00] × 15.00% = 4.50%
[($65.00 – $50.00) / $50.00] × 15.00% = 4.50%
[($39.00 – $30.00) / $30.00] × 15.00% = 4.50% [($52.00 – $40.00) / $40.00] × 10.00% = 3.00%
[($26.00 – $20.00) / $20.00] × 10.00% = 3.00%
[($13.00 – $10.00) / $10.00] × 10.00% = 3.00%
7.50% + 4.50% + 4.50% + 4.50% + 3.00%+ 3.00%+ 3.00% = 30.00%

Final basket value	=	100 × (1 + 30.00%), which equals 130.00
Basket percent increase	=	(130.00 – 100) / 100, which equals 30.00%

The payment at maturity per PLUS will equal $10 plus the leveraged upside payment, subject to the maximum payment at maturity. The leveraged upside payment will equal (i) $10 times (ii) the leverage factor times (iii) the basket percent increase, or:

$10 × 200% × 30.00% = $6.00

Because this amount would result in a payment at maturity that would exceed the hypothetical maximum payment at maturity of $11.07 per PLUS, the payment at maturity will equal the hypothetical maximum payment at maturity of $11.07 per PLUS.

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JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Two Indices and Five Exchange-Traded Funds due July 6, 2021

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Example 3: The final basket value is less than or equal to the initial basket value.

Basket component	Weight in Basket	Hypothetical initial component value	Hypothetical final component value	Basket component return
RTY Index	25.00%	1,400.00	210.00	-85.00%
SX5E Index	15.00%	1,100.00	1,182.50	+7.50%
GDX Shares	15.00%	$50.00	$53.75	+7.50%
KRE Shares	15.00%	$30.00	$33.00	+10.00%
EEM Shares	10.00%	$40.00	$42.00	+5.00%
SLV Shares	10.00%	$20.00	$21.00	+5.00%
XOP Shares	10.00%	$10.00	$10.50	+5.00%

Basket performance factor = final basket value / initial basket value

Initial basket value = 100

Final basket level = 100 × [1 + sum of (basket component return of each basket component × basket component weighting of that basket component)]

Using the hypothetical values above, the sum of the basket component return of each basket component times the basket component weighting of that basket component:

[(210.00 – 1,400.00) / 1,400.00] × 25.00% = -21.250%
[(1,182.50 – 1,100.00) / 1,100.00] × 15.00% = 1.125%
[($53.75 – $50.00) / $50.00] × 15.00% = 1.125%
[($33.00 – $30.00) / $30.00] × 15.00% = 1.500%
[($42.00 – $40.00) / $40.00] × 10.00% = 0.500%
[($21.00 – $20.00) / $20.00] × 10.00% = 0.500%
[($10.50 – $10.00) / $10.00] × 10.00% = 0.500%
(-21.250% + 1.125% + 1.125% + 1.500%+ 0.500%+ 0.500%+ 0.500% = -16.00%

Final basket value	=	100 × (1 + (-16.00%)), which equals 84
Basket performance factor	=	84 / 100, which equals 84.00%

In the above example, the final component values of all the basket components except for the RTY index (with a combined weighting of 75.00% of the basket) are each higher than their respective initial component values, but the final component value of the RTY Index (with a weighting of 25.00% of the basket) is lower than its initial component value. Accordingly, although the final component values of 75.00% of the basket components (by weight) have increased in value over their respective initial component values, the final component value of the other 25.00% (by weight) of the basket has declined and, because it has declined significantly, its decline more than offsets the increases in the other basket components and, consequently, the basket performance factor is less than 100%.

Because the final basket value is less than or equal to the initial basket value in this example, the payment at maturity per PLUS will equal $10 times the basket performance factor; or

($10 × 84.00%) = $8.40

The payment at maturity per PLUS will be $8.40, which is less than the stated principal amount by an amount that is proportionate to the percentage decline in the basket.

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JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Two Indices and Five Exchange-Traded Funds due July 6, 2021

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the PLUS. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying prospectus supplement, the accompanying product supplement and the accompanying underlying supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the PLUS.

Risks Relating to the PLUS Generally

▪	The PLUS do not pay interest or guarantee the return of any principal and your investment in the PLUS may result in a loss. The terms of the PLUS differ from those of ordinary debt securities in that the PLUS do not pay interest or guarantee the payment of any principal amount at maturity. If the final basket value is less than the initial basket value, the payment at maturity will be an amount in cash that is less than the stated principal amount of each PLUS by an amount proportionate to the decrease in the value of the basket and may be zero.
▪	The appreciation potential of the PLUS is limited by the maximum payment at maturity. The appreciation potential of the PLUS is limited by the maximum payment at maturity of at least $11.07 (at least 110.70% of the stated principal amount) per PLUS. The actual maximum payment at maturity will be provided in the pricing supplement. Because the maximum payment at maturity will be limited to at least 110.70% of the stated principal amount for the PLUS, any increase in the final basket value by more than 5.35% (if the maximum payment at maturity is set at 110.70% of the stated principal amount) will not further increase the return on the PLUS.
▪	The PLUS are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the PLUS. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the PLUS. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the PLUS. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the PLUS and you could lose your entire investment.
▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the PLUS. If these affiliates do not make payments to us and we fail to make payments on the PLUS, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.
▪	Correlation (or lack of correlation) of performances among the basket components may reduce the performance of the basket, and changes in the values of the basket components may offset each other. The PLUS are linked to an unequally weighted basket consisting of the underlying indices and the ETFs. Movements and performances of the basket components may or may not be correlated with each other. At a time when the value of one or more of the basket components increases, the values of the other basket components may not increase as much or may decline. Therefore, in calculating the final basket value, increases in the value of one or more of the basket components may be moderated, or more than offset, by the lesser increases or declines in the values of the other basket components. High correlation of movements in the values of the basket components during periods of negative returns could have an adverse effect on your return on your investment. There can be no assurance that the final basket value will be greater than the initial basket value.
▪	The basket components are not equally weighted. Because the basket components are not equally weighted, the same percentage change in two of the basket components may have different effects on the basket closing value. For example, because the weighting for the RTY Index is greater than the weighting for the SX5E Index, a 5% decrease in the value of the RTY Index will have a greater effect on the basket closing value than a 5% increase in the value of the SX5E Index. Because the RTY Index makes up

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JPMorgan Chase Financial Company LLC

PLUS Based on the Performance of a Basket of Two Indices and Five Exchange-Traded Funds due July 6, 2021

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

25.00% of the basket, we expect that generally the market value of your PLUS and your payment at maturity will depend significantly on the performance of the RTY Index. See “Hypothetical Payouts on the PLUS at Maturity — Example 3” in this document.

▪	Secondary trading may be limited. The PLUS will not be listed on a securities exchange. There may be little or no secondary market for the PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the PLUS easily. JPMS may act as a market maker for the PLUS, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the PLUS, the price at which you may be able to trade your PLUS is likely to depend on the price, if any, at which JPMS is willing to buy the PLUS. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the PLUS.
▪	The final terms and valuation of the PLUS will be provided in the pricing supplement. The final terms of the PLUS will be provided in the pricing supplement. In particular, each of the estimated value of the PLUS and the maximum payment at maturity will be provided in the pricing supplement and each may be as low as the applicable minimum set forth on the cover of this document. Accordingly, you should consider your potential investment in the PLUS based on the minimums for the estimated value of the PLUS and the maximum payment at maturity.
▪	The tax consequences of an investment in the PLUS are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the PLUS, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the PLUS described in “Additional Information about the PLUS ― Additional Provisions ― Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the PLUS, the timing and character of any income or loss on the PLUS could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the PLUS, including possible alternative treatments and the issues presented by this notice.

Risks Relating to Conflicts of Interest

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the PLUS and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the PLUS, including acting as calculation agent and as an agent of the offering of the PLUS, hedging our obligations under the PLUS and making the assumptions used to determine the pricing of the PLUS and the estimated value of the PLUS, which we refer to as the estimated value of the PLUS. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the PLUS. The calculation agent will determine the final basket value and will calculate the amount of payment you will receive at maturity, if any. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor to any basket component, calculation of the final index value of either underlying index in the event of a discontinuation or material change in method of calculation of that underlying index or the calculation of the final share price of any ETF in the event of a

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discontinuation of an ETF or any anti-dilution adjustments, may affect the payment to you at maturity. In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the PLUS and the value of the PLUS. It is possible that hedging or trading activities of ours or our affiliates in connection with the PLUS could result in substantial returns for us or our affiliates while the value of the PLUS declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the PLUS on or prior to the pricing date and prior to maturity could adversely affect the values of the basket components and, as a result, could decrease the amount an investor may receive on the PLUS at maturity, if any. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial index value or initial share price, as applicable, of a basket component and, therefore, could potentially increase the value that the final index value or final share price, as applicable, of a basket component must reach before you receive a payment at maturity that exceeds the issue price of the PLUS or so that you do not suffer a loss on your initial investment in the PLUS. Additionally, these hedging or trading activities during the term of the PLUS, including on the valuation date, could adversely affect the final basket value and, accordingly, the payment to you at maturity, if any. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the PLUS declines. In addition, the benchmark price of silver, the SLV ETF’s reference commodity, is administered by the London Bullion Market Association (“LBMA”) or an independent service provider appointed by the LBMA, and we are, or one of our affiliates is, a price participant that contributes to the determination of that price. Furthermore, our affiliate is the custodian of the SLV ETF. We and our affiliates will have no obligation to consider your interests as a holder of the PLUS in taking any actions in connection with our roles as a price participant and a custodian that might affect the SLV ETF or the PLUS.

Risks Relating to the Estimated Value and Secondary Market Prices of the PLUS

▪	The estimated value of the PLUS will be lower than the original issue price (price to public) of the PLUS. The estimated value of the PLUS is only an estimate determined by reference to several factors. The original issue price of the PLUS will exceed the estimated value of the PLUS because costs associated with selling, structuring and hedging the PLUS are included in the original issue price of the PLUS. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the PLUS and the estimated cost of hedging our obligations under the PLUS. See “Additional Information about the PLUS — The estimated value of the PLUS” in this document.
▪	The estimated value of the PLUS does not represent future values of the PLUS and may differ from others’ estimates. The estimated value of the PLUS is determined by reference to internal pricing models of our affiliates. This estimated value of the PLUS is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the PLUS that are greater than or less than the estimated value of the PLUS. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the PLUS could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy the PLUS from you in secondary market transactions. See “Additional Information about the PLUS — The estimated value of the PLUS” in this document.
▪	The estimated value of the PLUS is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the PLUS may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the PLUS as well as the higher issuance, operational and ongoing liability management costs of the PLUS in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the PLUS. The use of an internal funding rate and any potential changes to that rate may have an adverse

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effect on the terms of the PLUS and any secondary market prices of the PLUS. See “Additional Information about the PLUS — The estimated value of the PLUS” in this document.

▪	The value of the PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the PLUS for a limited time period. We generally expect that some of the costs included in the original issue price of the PLUS will be partially paid back to you in connection with any repurchases of your PLUS by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the PLUS — Secondary market prices of the PLUS” in this document for additional information relating to this initial period. Accordingly, the estimated value of your PLUS during this initial period may be lower than the value of the PLUS as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the PLUS will likely be lower than the original issue price of the PLUS. Any secondary market prices of the PLUS will likely be lower than the original issue price of the PLUS because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, the structuring fee, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the PLUS. As a result, the price, if any, at which JPMS will be willing to buy PLUS from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the PLUS.

The PLUS are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your PLUS to maturity. See “— Secondary trading may be limited” below.

▪	Secondary market prices of the PLUS will be impacted by many economic and market factors. The secondary market price of the PLUS during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the values of the basket components, including:
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility of the basket components;
o	the time to maturity of the PLUS;
o	the dividend rates on the ETF Shares and the equity securities included in or held by the basket components;
o	the actual and expected positive or negative correlation among the basket components, or the actual and expected absence of any such correlation;
o	interest and yield rates in the market generally;
o	the exchange rates and the volatility of the exchange rates between the U.S. dollar and each of the currencies in which the equity securities included in or held by the ETFs trade and the correlation among those rates and the values of the ETFs;
o	the occurrence of certain events to the ETFs that may or may not require an adjustment to the share adjustment factor; and
o	a variety of other economic, financial, political, regulatory and judicial events.

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Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the PLUS, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the PLUS, if any, at which JPMS may be willing to purchase your PLUS in the secondary market.

Risks Relating to the Basket Components

▪	Investing in the PLUS is not equivalent to investing in the basket or the basket components. Investing in the PLUS is not equivalent to investing in the basket, the basket components, any component stocks or component commodities. Investors in the PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the ETFs, the stocks that constitute either underlying index or that are held by any ETF or the commodities held by any ETF.
▪	Adjustments to either underlying index could adversely affect the value of the PLUS. The publisher for either underlying index may discontinue or suspend calculation or publication of that underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to either discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.
▪	The PLUS are subject to risks associated with small capitalization stocks with respect to the RTY Index. The stocks that constitute the RTY Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.
▪	Risks associated with the gold and silver mining industries with respect to the GDX ETF. All or substantially all of the equity securities held by the GDX ETF are issued by companies whose primary line of business is directly associated with the gold and/or silver mining industries. As a result, the value of the PLUS may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting these industries than a different investment linked to securities of a more broadly diversified group of issuers. Investments related to gold and silver are considered speculative and are affected by a variety of factors. Competitive pressures may have a significant effect on the financial condition of gold and silver mining companies. Also, gold and silver mining companies are highly dependent on the price of gold and silver bullion, respectively, and may be adversely affected by a variety of worldwide economic, financial and political factors. The price of gold and silver may fluctuate substantially over short periods of time, so the GDX ETF’s share price may be more volatile than other types of investments. Fluctuation in the prices of gold and silver may be due to a number of factors, including changes in inflation, changes in currency exchange rates and changes in industrial and commercial demand for metals (including fabricator demand). Additionally, increased environmental or labor costs may depress the value of metal investments. These factors could affect the gold and silver mining industries and could affect the value of the equity securities held by the GDX ETF and the price of the GDX ETF during the term of the PLUS, which may adversely affect the value of the PLUS.
▪	The SLV ETF is not an investment company or commodity pool and will not be subject to regulation under the investment company act of 1940, as amended, or the commodity exchange act. Accordingly, you will not benefit from any regulatory protections afforded to persons who invest in regulated investment companies or commodity pools.
▪	The PLUS are subject to risks associated with silver with respect to the SLV ETF. The SLV ETF seeks to reflect generally the performance of the price of silver (the “reference commodity”), less the SLV ETF’s expenses and liabilities. The price of silver is primarily affected by global demand for and supply of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, increases in silver hedging activity by silver producers, significant changes in attitude by speculators and investors in silver, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events and production costs and disruptions in major silver-producing countries, such as

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Mexico, China and Peru. The demand for and supply of silver affect silver prices, but not necessarily in the same manner as supply and demand affect the prices of other commodities. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time to time, above-ground inventories of silver may also influence the market. The major end uses for silver include industrial applications, jewelry and silverware. It is not possible to predict the aggregate effect of all or any combination of these factors.

▪	There are risks relating to commodities trading on the LBMA with respect to the SLV ETF. The SLV ETF seeks to reflect generally the performance of the price of silver, less the SLV ETF’s expenses and liabilities. The price of silver is determined by the LBMA or an independent service provider appointed by the LBMA. The LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of the LBMA silver price as a global benchmark for the value of silver may be adversely affected. The LBMA is a principals’ market, which operates in a manner more closely analogous to an over-the-counter physical commodity market than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA trading. For example, there are no daily price limits on the LBMA which would otherwise restrict fluctuations in the prices of LBMA contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. The LBMA may alter, discontinue or suspend calculation or dissemination of the LBMA silver price, which could adversely affect the value of the PLUS. The LBMA, or an independent service provider appointed by the LBMA, will have no obligation to consider your interests in calculating or revising the LBMA silver price.
▪	Single commodity prices tend to be more volatile than, and may not correlate with, the prices of commodities generally with respect to the SLV ETF. The SLV ETF is linked to a single commodity and not to a diverse basket of commodities or a broad-based commodity index. The SLV ETF’s reference commodity may not correlate to the price of commodities generally and may diverge significantly from the prices of commodities generally. As a result, the PLUS carry greater risk and may be more volatile than securities linked to the prices of more commodities or a broad-based commodity index.
▪	Risks associated with the banking industry with respect to the KRE ETF. All or substantially all of the equity securities held by the KRE ETF are issued by companies whose primary line of business is directly associated with the banking industry. As a result, the value of the PLUS may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers. The performance of bank stocks may be affected by extensive governmental regulation, which may limit both the amounts and types of loans and other financial commitments they can make, the interest rates and fees they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds and can fluctuate significantly when interest rates change. Credit losses resulting from financial difficulties of borrowers can negatively impact the banking companies. Banks may also be subject to severe price competition. Competition among banking companies is high and failure to maintain or increase market share may result in lost market share. These factors could affect the banking industry and could affect the value of the equity securities held by the KRE ETF and the price of the KRE ETF during the term of the PLUS, which may adversely affect the value of the PLUS.
▪	Risks associated with the oil and gas exploration and production industry with respect to the XOP ETF. All or substantially all of the equity securities held by the XOP ETF are issued by companies whose primary line of business is directly associated with the oil and gas exploration and production industry. As a result, the value of the PLUS may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers. Issuers in energy-related industries can be significantly affected by fluctuations in energy prices and supply and demand of energy fuels. Markets for various energy-related commodities can have significant volatility, and are subject to control or manipulation by large producers or purchasers. Companies in the energy sector may need to make

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substantial expenditures, and to incur significant amounts of debt, in order to maintain or expand their reserves. Oil and gas companies develop and produce crude oil and natural gas and provide drilling and other energy resources production and distribution related services. Stock prices for these types of companies are affected by supply and demand both for their specific product or service and for energy products in general. The price of oil and gas, exploration and production spending, government regulation, world events and economic conditions will likewise affect the performance of these companies. Correspondingly, securities of companies in the energy field are subject to swift price and supply fluctuations caused by events relating to international politics, energy conservation, the success of exploration projects, and tax and other governmental regulatory policies. Weak demand for the companies’ products or services or for energy products and services in general, as well as negative developments in these other areas, would adversely impact the XOP ETF’s performance. Oil and gas exploration and production can be significantly affected by natural disasters as well as changes in exchange rates, interest rates, government regulation, world events and economic conditions. These companies may be at risk for environmental damage claims. These factors could affect the oil and gas exploration and production industry and could affect the value of the equity securities held by the XOP ETF and the price of the XOP ETF during the term of the PLUS, which may adversely affect the value of the PLUS.

▪	The PLUS are subject to risks associated with securities issued by non-U.S. companies with respect to the SX5E Index, EEM ETF and the GDX ETF. The equity securities included in the SX5E Index and the EEM ETF and some of the equity securities held by the GDX ETF have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.
▪	The PLUS are not directly exposed to fluctuations in foreign exchange rates with respect to the SX5E Index. The value of your PLUS will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the equity securities included in the SX5E Index are based, although any currency fluctuations could affect the performance of the SX5E Index. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the PLUS, you will not receive any additional payment or incur any reduction in any payment on the PLUS.
▪	The PLUS are subject to currency exchange risk with respect to the EEM ETF and the GDX ETF. Because the prices of the equity securities underlying the EEM ETF and the GDX ETF are converted into U.S. dollars for the purposes of calculating the net asset value of those ETF Shares, holders of the PLUS will be exposed to currency exchange rate risk with respect to the currencies in which securities underlying those ETF Shares are traded. Your net exposure will depend on the extent to which the currencies in which securities underlying those ETF Shares are traded strengthen or weaken against the U.S. dollar. If the U.S. dollar strengthens against the currencies in which securities underlying those ETF Shares are traded, the net asset value of those ETF Shares will be adversely affected and the amount we pay you at maturity, if any, may be reduced. Of particular importance to potential currency exchange risk are:
o	existing and expected rates of inflation;
o	existing and expected interest rate levels;
o	the balance of payments in the countries issuing those currencies and the United States and between each country and its major trading partners;
o	political, civil or military unrest in the countries issuing those currencies and the United States; and
o	the extent of government surpluses or deficits in the countries issuing those currencies and the United States.

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All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries issuing those currencies and the United States and other countries important to international trade and finance.

▪	The PLUS entail emerging markets risk with respect to the EEM ETF. The equity securities underlying the EEM ETF have been issued by non-U.S. companies located in emerging markets countries. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.
▪	Adjustments to the ETFs or the indices tracked by the ETFs could adversely affect the value of the PLUS. Those responsible for calculating and maintaining the ETFs and the indices tracked by the ETFs (each, a “reference index”) can add, delete or substitute the components of the ETFs or the applicable reference index, or make other methodological changes that could change the value of the ETFs or the applicable reference index. Any of these actions could adversely affect the price of the ETFs and, consequently, the value of the PLUS.
▪	There are risks associated with the ETFs. Although the ETFs are listed for trading on NYSE Arca, Inc. and a number of similar products have been traded on various national securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the ETFs or that there will be liquidity in the trading market. The ETFs are subject to management risk, which is the risk that the investment strategy of the investment adviser to the ETFs, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market price of the ETFs, and consequently, the value of the PLUS.
▪	The performance and market value of each ETF, particularly during periods of market volatility, may not correlate with the performance of that ETF’s reference index or reference commodity, as applicable, as well as the net asset value per applicable ETF Share. Each ETF that tracks a reference index does not fully replicate its reference index and may hold securities different from those included in its reference index. In addition, the performance of each such ETF will reflect additional transaction costs and fees that are not included in the calculation of its reference index. All of these factors may lead to a lack of correlation between the performance of an ETF that tracks a reference index and that reference index. In addition, corporate actions with respect to the equity securities underlying an ETF (such as mergers and spin-offs) may impact the variance between the performances of that ETF and its reference index. Finally, because the ETF Shares are traded on a securities exchange and are subject to market supply and investor demand, the market value of one ETF Share may differ from the net asset value per ETF Share.

In addition, the SLV ETF does not fully replicate the performance of silver (the “reference commodity”) due to the fees and expenses charged by the SLV ETF or by restrictions on access to the reference commodity due to other circumstances. The SLV ETF does not generate any income, and as the SLV ETF regularly sells its reference commodity to pay for ongoing expenses, the amount of its reference commodity represented by each share gradually declines over time. The SLV ETF sells its reference commodity to pay expenses on an ongoing basis irrespective of whether the trading price of the shares rises or falls in response to changes in the price of its reference commodity. The sale by the SLV ETF of its reference commodity to pay expenses at a time of low prices for its reference commodity could adversely affect the value of the PLUS. Additionally, there is a risk that part or all of the SLV ETF’s holdings in its reference commodity could be lost, damaged or stolen. Access to the SLV ETF’s reference commodity could also be restricted by natural events (such as an earthquake) or human actions (such as a terrorist attack). All of these factors may lead to a lack of correlation between the performance of the SLV ETF and its reference commodity. In addition, because the shares of the SLV ETF are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of the SLV ETF may differ from the net asset value per share of the SLV ETF.

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During periods of market volatility, securities underlying each ETF that tracks a reference index may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per ETF Share and the liquidity of that ETF may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem ETF Shares. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell ETF Shares. As a result, under these circumstances, the market value of ETF Shares may vary substantially from the net asset value per ETF Share. For all of the foregoing reasons, the performance of each ETF may not correlate with the performance of its reference index or reference commodity, as applicable, as well as its net asset value per ETF Share, which could materially and adversely affect the value of the PLUS in the secondary market and/or reduce any payment on the PLUS.

▪	We have no affiliation with the ETFs. To our knowledge, we are not currently affiliated with any issuers of the stocks underlying the ETFs or any applicable reference index. We have not independently verified any of the information about the ETFs and the reference indices contained in these preliminary terms or in the underlying supplement. You should make your own investigation into the ETFs and the reference indices. We are not responsible for the ETFs’ public disclosure of information, whether contained in SEC filings or otherwise.
▪	The anti-dilution protection for the ETFs is limited. The calculation agent will make adjustments to the applicable share adjustment factor for certain events affecting the ETFs. However, the calculation agent will not make an adjustment in response to all events that could affect the ETFs. If an event occurs that does not require the calculation agent to make an adjustment, the value of the PLUS may be materially and adversely affected.

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Basket Overview

The basket is an unequally weighted basket composed of two indices and five exchange-traded funds.

Basket Components

The Russell 2000® Index. The Russell 2000® Index consists of the middle 2,000 companies included in the Russell 3000E™ Index and, as a result of the index calculation methodology, consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Index, see “Equity Index Descriptions — The Russell Indices” in the accompanying underlying supplement.

The EURO STOXX 50® Index. The EURO STOXX 50® Index consists of 50 component stocks of market sector leaders from within the Eurozone. For additional information about the EURO STOXX 50® Index, see “Equity Index Descriptions ― The STOXX Benchmark Indices” in the accompanying underlying supplement.

The VanEck Vectors® Gold Miners ETF. The VanEck Vectors® Gold Miners ETF is an exchange-traded fund of the VanEck Vectors® ETF Trust, a registered investment company, that seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the NYSE Arca Gold Miners Index, which we refer to as the reference index with respect to the VanEck Vectors® Gold Miners ETF. The NYSE Arca Gold Miners Index is a modified market capitalization weighted index composed of publicly traded companies involved primarily in the mining of gold or silver. For additional information about the VanEck Vectors® Gold Miners ETF, see “Fund Descriptions — The VanEck Vectors® ETFs” in the accompanying underlying supplement.

The SPDR® S&P® Regional Banking ETF. The SPDR® S&P® Regional Banking ETF is an exchange-traded fund of the SPDR® Series Trust, a registered investment company, that seeks to provide investment results that, before fees and expenses, correspond generally to the total return performance of an index derived from the regional banking segment of the U.S. banking industry, which we refer to as the reference index with respect to the SPDR® S&P® Regional Banking ETF. The reference index with respect to the SPDR® S&P® Regional Banking ETF is currently the S&P® Regional Banks Select IndustryTM Index. The S&P® Regional Banks Select IndustryTM Index is a modified equal-weighted index that is designed to measure the performance of the GICS® regional banks sub-industry of the S&P Total Market Index. For additional information about the SPDR® S&P® Regional Banking ETF, see “Fund Descriptions — The SPDR® S&P® Industry ETFs” in the accompanying underlying supplement.

The iShares® MSCI Emerging Markets ETF. The iShares® MSCI Emerging Markets ETF is an exchange-traded fund of iShares®, Inc. (“iShares®”), a registered investment company, that seeks to track the investment results, before fees and expenses, of an index composed of large- and mid-capitalization emerging market equities, which we refer to as the reference index with respect to the iShares® MSCI Emerging Markets ETF. The reference index with respect to the iShares® MSCI Emerging Markets ETF is currently the MSCI Emerging Markets Index. For additional information about the iShares® MSCI Emerging Markets ETF, see the information set forth under “Fund Descriptions — The iShares® ETFs” in the accompanying underlying supplement.

The iShares® Silver Trust. The iShares® Silver Trust is an investment trust sponsored by iShares® Delaware Trust Sponsor LLC. The iShares® Silver Trust seeks to reflect generally the performance of the price of silver, less the iShares® Silver Trust’s expenses and liabilities. The assets of the iShares® Silver Trust consists primarily of silver held by a custodian on behalf of the iShares® Silver Trust. We refer to silver as the reference commodity with respect to the iShares® Silver Trust. For additional information about the iShares® Silver Trust, see “Annex A” in this pricing supplement.

The SPDR® S&P® Oil & Gas Exploration & Production ETF. The SPDR® S&P® Oil & Gas Exploration & Production ETF is an exchange-traded fund of the SPDR® Series Trust, a registered investment company, that seeks to provide investment results that, before fees and expenses, correspond generally to the total return performance of an index derived from the oil and gas exploration and production segment of a U.S. total market composition index, which we refer to as the reference index with respect to the SPDR® S&P® Oil & Gas Exploration & Production ETF. The reference index with respect to the SPDR® S&P® Oil & Gas Exploration &

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Production ETF is currently the S&P® Oil & Gas Exploration & Production Select Industry™ Index. The S&P® Oil & Gas Exploration & Production Select Industry™ Index is a modified equal-weighted index that is designed to measure the performance of the following GICS® sub-industries of the S&P Total Market Index: integrated oil & gas; oil & gas exploration & mining; and oil & gas refining & marketing. For additional information about the SPDR® S&P® Oil & Gas Exploration & Production ETF, see “Fund Descriptions — The SPDR® S&P® Industry ETFs” in the accompanying underlying supplement.

Basket component information as of December 15, 2020
	Bloomberg Ticker Symbol	Current Value	52 Weeks Ago	52 Week High	52 Week Low	Basket component weighting
The Russell 2000® Index	RTY	1,959.763	1,649.939 (on 12/16/2019)	1,959.763 (on 12/15/2020)	991.160 (on 3/18/2020)	25.00%
The EURO STOXX 50® Index	SX5E	3,521.50	3,772.74 (on 12/16/2019)	3,865.18 (on 2/19/2020)	2,385.82 (on 3/18/2020)	15.00%
The VanEck Vectors® Gold Miners ETF	GDX	$35.37	$27.39 (on 12/16/2019)	$44.53 (on 8/5/2020)	$19.00 (on 3/13/2020)	15.00%
The SPDR® S&P® Regional Banking ETF	KRE	$51.52	$58.61 (on 12/16/2019)	$59.22 (on 12/17/2019)	$28.13 (on 3/23/2020)	15.00%
The iShares® MSCI Emerging Markets ETF	EEM	$50.48	$43.86 (on 12/16/2019)	$51.08 (on 12/10/2020)	$30.61 (on 3/23/2020)	10.00%
The iShares® Silver Trust	SLV	$22.80	$15.91 (on 12/16/2019)	$27.00 (on 8/10/2020)	$11.21 (on 3/18/2020)	10.00%
The SPDR® S&P® Oil & Gas Exploration & Production ETF	XOP	$61.23	$89.52 (on 12/16/2019)	$97.92 (on 1/7/2020)	$30.16 (on 3/23/2020)	10.00%

The following graph is calculated to show the performance of the basket during the period from January 2, 2015 through December 15, 2020, assuming the basket components are weighted as set out above such that the initial basket value was 100 on January 2, 2015 and illustrates the effect of the offset and/or correlation among the basket components during that period. The graph does not take into account the leverage factor on the PLUS or the maximum payment at maturity, nor does it attempt to show your expected return on an investment in the PLUS. You cannot predict the future performance of any basket component or of the basket as a whole, or whether increases in the value of any basket component will be offset by decreases in the values of the other basket components. The historical value performance of the basket and the degree of correlation between the value trends of the basket components (or lack thereof) should not be taken as an indication of its future performance.

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Historical Basket Performance January 2, 2015 through December 15, 2020

160
140
120
100
80
60
40
20
0
Index Level
Jan-15
Jul-15
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Source: Bloomberg

The following graphs set forth the official daily values for each of the basket components for the period from January 2, 2015 through December 15, 2020. The related tables set forth the published high and low, as well as end-of-quarter, values for each respective basket component for each quarter in the same period. The component values on December 15, 2020 were, in the case of the RTY Index, 1,959.763, in the case of the SX5E Index, 3,521.50, in the case of the GDX Shares, $35.37, in the case of the KRE Shares, $51.52, in the case of the EEM Shares, $50.48, in the case of the SLV Shares, $22.80 and in the case of the XOP Shares, $61.23. We obtained the closing value information above and the information in the tables and graphs from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The historical values and historical performance of the basket components should not be taken as an indication of future performance, and no assurance can be given as to the component values and basket closing value on the valuation date. There can be no assurance that the basket will appreciate over the term of the PLUS so that you do not suffer a loss on your initial investment in the PLUS.

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Historical Performance of the Russell 2000® Index January 2, 2015 through December 15, 2020

2,500
2,000
1,500
1,000
500
0
Index Level
Jan-15 Jul-15 Jan-16 Jul-16 Jan-17 Jul-17 Jan-18 Jul-18 Jan-19 Jul-19 Jan-20 Jul-20
Source: Bloomberg

License Agreement. The “Russell 2000® Index” is a trademark of FTSE Russell and has been licensed for use by JPMorgan Chase & Co. and certain of its affiliates, including JPMorgan Financial.  For more information, see “Equity Index Descriptions — The Russell Indices — Disclaimers” in the accompanying underlying supplement.

Russell 2000® Index	High	Low	Period End
2015
First Quarter	1,266.373	1,154.709	1,252.772
Second Quarter	1,295.799	1,215.417	1,253.947
Third Quarter	1,273.328	1,083.907	1,100.688
Fourth Quarter	1,204.159	1,097.552	1,135.889
2016
First Quarter	1,114.028	953.715	1,114.028
Second Quarter	1,188.954	1,089.646	1,151.923
Third Quarter	1,263.438	1,139.453	1,251.646
Fourth Quarter	1,388.073	1,156.885	1,357.130
2017
First Quarter	1,413.635	1,345.598	1,385.920
Second Quarter	1,425.985	1,345.244	1,415.359
Third Quarter	1,490.861	1,356.905	1,490.861
Fourth Quarter	1,548.926	1,464.095	1,535.511
2018
First Quarter	1,610.706	1,463.793	1,529.427
Second Quarter	1,706.985	1,492.531	1,643.069
Third Quarter	1,740.753	1,653.132	1,696.571
Fourth Quarter	1,672.992	1,266.925	1,348.559
2019
First Quarter	1,590.062	1,330.831	1,539.739
Second Quarter	1,614.976	1,465.487	1,566.572
Third Quarter	1,585.599	1,456.039	1,523.373
Fourth Quarter	1,678.010	1,472.598	1,668.469
2020
First Quarter	1,705.215	991.160	1,153.103
Second Quarter	1,536.895	1,052.053	1,441.365
Third Quarter	1,592.287	1,398.920	1,507.692
Fourth Quarter (through December 15, 2020)	1,959.763	1,531.202	1,959.763

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Historical Performance of the EURO STOXX 50® Index January 2, 2015 through December 15, 2020

4,500
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
Index Level
Jan-15
Jul-15
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Source: Bloomberg

License Agreement. The EURO STOXX 50® Index and STOXX® are the intellectual property (including registered trademarks) of STOXX Limited, Zurich, Switzerland and/or its licensors (the “Licensors”), which are used under license. The securities based on the EURO STOXX 50® Index are in no way sponsored, endorsed, sold or promoted by STOXX Limited and its Licensors and neither Stoxx Limited nor any of its Licensors shall have any liability with respect thereto. See “Equity Index Descriptions — The STOXX Benchmark Indices — License Agreement” in the accompanying underlying supplement.

EURO STOXX 50® Index	High	Low	Period End
2015
First Quarter	3,731.35	3,007.91	3,697.38
Second Quarter	3,828.78	3,424.30	3,424.30
Third Quarter	3,686.58	3,019.34	3,100.67
Fourth Quarter	3,506.45	3,069.05	3,267.52
2016
First Quarter	3,178.01	2,680.35	3,004.93
Second Quarter	3,151.69	2,697.44	2,864.74
Third Quarter	3,091.66	2,761.37	3,002.24
Fourth Quarter	3,290.52	2,954.53	3,290.52
2017
First Quarter	3,500.93	3,230.68	3,500.93
Second Quarter	3,658.79	3,409.78	3,441.88
Third Quarter	3,594.85	3,388.22	3,594.85
Fourth Quarter	3,697.40	3,503.96	3,503.96
2018
First Quarter	3,672.29	3,278.72	3,361.50
Second Quarter	3,592.18	3,340.35	3,395.60
Third Quarter	3,527.18	3,293.36	3,399.20
Fourth Quarter	3,414.16	2,937.36	3,001.42
2019
First Quarter	3,409.00	2,954.66	3,351.71
Second Quarter	3,514.62	3,280.43	3,473.69
Third Quarter	3,571.39	3,282.78	3,569.45
Fourth Quarter	3,782.27	3,413.31	3,745.15

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EURO STOXX 50® Index	High	Low	Period End
2020
First Quarter	3,865.18	2,385.82	2,786.90
Second Quarter	3,384.29	2,662.99	3,234.07
Third Quarter	3,405.35	3,137.06	3,193.61
Fourth Quarter (through December 15, 2020)	3,539.27	2,958.21	3,521.50

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Historical Performance of the VanEck Vectors® Gold Miners ETF January 2, 2015 through December 15, 2020

70
60
50
40
30
20
10
0
Price ($)
Jan-15
Jul-15
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Source: Bloomberg

VanEck Vectors® Gold Miners ETF	High	Low	Period End
2015
First Quarter	$22.94	$17.67	$18.24
Second Quarter	$20.82	$17.76	$17.76
Third Quarter	$17.85	$13.04	$13.74
Fourth Quarter	$16.90	$13.08	$13.72
2016
First Quarter	$20.86	$12.47	$19.98
Second Quarter	$27.70	$19.53	$27.70
Third Quarter	$31.32	$25.45	$26.43
Fourth Quarter	$25.96	$18.99	$20.92
2017
First Quarter	$25.57	$21.14	$22.81
Second Quarter	$24.57	$21.10	$22.08
Third Quarter	$25.49	$21.21	$22.96
Fourth Quarter	$23.84	$21.42	$23.24
2018
First Quarter	$24.60	$21.27	$21.98
Second Quarter	$23.06	$21.81	$22.31
Third Quarter	$22.68	$17.57	$18.52
Fourth Quarter	$21.09	$18.39	$21.09
2019
First Quarter	$23.36	$20.31	$22.42
Second Quarter	$26.17	$20.17	$25.56
Third Quarter	$30.95	$24.58	$26.71
Fourth Quarter	$29.49	$26.19	$29.28
2020
First Quarter	$31.05	$19.00	$23.04
Second Quarter	$37.21	$24.03	$36.68
Third Quarter	$44.53	$36.17	$39.16
Fourth Quarter (through December 15, 2020)	$41.42	$33.42	$35.37

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Historical Performance of the SPDR® S&P® Regional Banking ETF January 2, 2015 through December 15, 2020

70
60
50
40
30
20
10
0
Price ($)
Jan-15 Jul-15 Jan-16 Jul-16 Jan-17 Jul-17 Jan-18 Jul-18 Jan-19 Jul-19 Jan-20 Jul-20

Source: Bloomberg

SPDR® S&P® Regional Banking ETF	High	Low	Period End
2015
First Quarter	$41.58	$36.54	$40.83
Second Quarter	$45.37	$40.78	$44.16
Third Quarter	$45.03	$38.56	$41.18
Fourth Quarter	$45.93	$40.47	$41.92
2016
First Quarter	$40.89	$32.89	$37.64
Second Quarter	$41.98	$35.51	$38.35
Third Quarter	$43.09	$36.85	$42.27
Fourth Quarter	$56.46	$41.71	$55.57
2017
First Quarter	$59.36	$52.59	$54.61
Second Quarter	$55.75	$51.71	$54.95
Third Quarter	$56.76	$49.59	$56.76
Fourth Quarter	$60.35	$54.35	$58.85
2018
First Quarter	$65.03	$58.91	$60.39
Second Quarter	$65.74	$59.21	$61.00
Third Quarter	$64.28	$59.42	$59.42
Fourth Quarter	$60.15	$44.22	$46.79
2019
First Quarter	$57.21	$47.38	$51.34
Second Quarter	$56.64	$50.22	$53.43
Third Quarter	$55.41	$48.23	$52.79
Fourth Quarter	$59.22	$50.18	$58.25
2020
First Quarter	$58.41	$28.13	$32.59
Second Quarter	$46.02	$29.52	$38.39
Third Quarter	$41.18	$33.90	$35.68
Fourth Quarter (through December 15, 2020)	$51.52	$35.92	$51.52

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Historical Performance of the iShares® MSCI Emerging Markets ETF January 2, 2015 through December 15, 2020

60
50
40
30
20
10
0
Price ($)
Jan-15
Jul-15
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20

Source: Bloomberg

iShares® MSCI Emerging Markets ETF	High	Low	Period End
2015
First Quarter	$41.07	$37.92	$40.13
Second Quarter	$44.09	$39.04	$39.62
Third Quarter	$39.78	$31.32	$32.78
Fourth Quarter	$36.29	$31.55	$32.19
2016
First Quarter	$34.28	$28.25	$34.25
Second Quarter	$35.26	$31.87	$34.36
Third Quarter	$38.20	$33.77	$37.45
Fourth Quarter	$38.10	$34.08	$35.01
2017
First Quarter	$39.99	$35.43	$39.39
Second Quarter	$41.93	$38.81	$41.39
Third Quarter	$45.85	$41.05	$44.81
Fourth Quarter	$47.81	$44.82	$47.12
2018
First Quarter	$52.08	$45.69	$48.28
Second Quarter	$48.14	$42.33	$43.33
Third Quarter	$45.03	$41.14	$42.92
Fourth Quarter	$42.93	$38.00	$39.06
2019
First Quarter	$43.71	$38.45	$42.92
Second Quarter	$44.59	$39.91	$42.91
Third Quarter	$43.42	$38.74	$40.87
Fourth Quarter	$45.07	$40.27	$44.87
2020
First Quarter	$46.30	$30.61	$34.13
Second Quarter	$41.19	$32.67	$39.99
Third Quarter	$45.55	$40.44	$44.09
Fourth Quarter (through December 15, 2020)	$51.08	$43.99	$50.48

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Historical Performance of the iShares® Silver Trust January 2, 2015 through December 15, 2020

30
25
20
15
10
5
0
Price ($)
Jan-15
Jul-15
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Source: Bloomberg

iShares® Silver Trust	High	Low	Period End
2015
First Quarter	$17.61	$14.84	$15.93
Second Quarter	$16.89	$15.03	$15.03
Third Quarter	$14.99	$13.56	$13.87
Fourth Quarter	$15.42	$13.06	$13.19
2016
First Quarter	$15.16	$13.17	$14.68
Second Quarter	$17.87	$14.20	$17.87
Third Quarter	$19.60	$17.62	$18.20
Fourth Quarter	$17.87	$14.91	$15.11
2017
First Quarter	$17.44	$15.44	$17.25
Second Quarter	$17.53	$15.30	$15.71
Third Quarter	$17.10	$14.73	$15.74
Fourth Quarter	$16.41	$14.85	$15.99
2018
First Quarter	$16.56	$15.28	$15.41
Second Quarter	$16.26	$15.07	$15.15
Third Quarter	$15.17	$13.23	$13.73
Fourth Quarter	$14.52	$13.15	$14.52
2019
First Quarter	$15.07	$14.07	$14.18
Second Quarter	$14.46	$13.46	$14.33
Third Quarter	$18.34	$14.05	$15.92
Fourth Quarter	$16.92	$15.48	$16.68
2020
First Quarter	$17.40	$11.21	$13.05
Second Quarter	$17.10	$13.02	$17.01
Third Quarter	$27.00	$16.71	$21.64
Fourth Quarter (through December 15, 2020)	$23.79	$21.05	$22.80

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Historical Performance of the SPDR® S&P® Oil & Gas Exploration & Production ETF January 2, 2015 through December 15, 2020

400
350
300
250
200
150
100
50
0
Price ($)
Jan-15
Jul-15
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20

Source: Bloomberg

SPDR® S&P® Oil & Gas Exploration & Production ETF	High	Low	Period End
2015
First Quarter	$215.76	$170.20	$206.64
Second Quarter	$222.52	$185.72	$186.64
Third Quarter	$180.88	$126.84	$131.36
Fourth Quarter	$162.12	$114.56	$120.88
2016
First Quarter	$123.84	$94.40	$121.40
Second Quarter	$150.00	$116.92	$139.24
Third Quarter	$156.48	$131.00	$153.84
Fourth Quarter	$173.68	$138.92	$165.68
2017
First Quarter	$168.84	$140.68	$149.76
Second Quarter	$151.56	$120.68	$127.68
Third Quarter	$137.48	$116.36	$136.36
Fourth Quarter	$150.56	$129.00	$148.72
2018
First Quarter	$159.40	$129.52	$140.88
Second Quarter	$176.88	$136.12	$172.24
Third Quarter	$178.08	$156.40	$173.16
Fourth Quarter	$178.28	$96.48	$106.12
2019
First Quarter	$126.44	$108.40	$122.96
Second Quarter	$131.92	$99.44	$109.00
Third Quarter	$108.80	$82.40	$89.44
Fourth Quarter	$95.16	$80.16	$94.80
2020
First Quarter	$97.92	$30.16	$32.90
Second Quarter	$71.82	$31.04	$52.18
Third Quarter	$56.19	$42.07	$42.07
Fourth Quarter (through December 15, 2020)	$63.70	$39.65	$61.23

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Additional Information about the PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the PLUS will be postponed to the third business day following the valuation date as postponed.
Minimum ticketing size:	$1,000 / 100 PLUS
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the PLUS:

The estimated value of the PLUS set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the PLUS, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the PLUS. The estimated value of the PLUS does not represent a minimum price at which JPMS would be willing to buy your PLUS in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the PLUS may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the PLUS as well as the higher issuance, operational and ongoing liability management costs of the PLUS in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the PLUS. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the PLUS and any secondary market prices of the PLUS. For additional information, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the PLUS — The estimated value of the PLUS is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the PLUS is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the PLUS on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the PLUS — The estimated value of the PLUS does not represent future values of the PLUS and may differ from others’ estimates” in this document.

The estimated value of the PLUS will be lower than the original issue price of the PLUS because costs associated with selling, structuring and hedging the PLUS are included in the original issue price of the PLUS. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the PLUS and the estimated cost of hedging our obligations under the PLUS. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the PLUS may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the PLUS — The estimated value of the PLUS will be lower than the original issue price (price to public) of the PLUS” in this document.

Secondary market prices of the PLUS:	For information about factors that will impact any secondary market prices of the PLUS, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the PLUS —Secondary market prices of the PLUS will be impacted by many economic and

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market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the PLUS will be partially paid back to you in connection with any repurchases of your PLUS by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the PLUS. The length of any such initial period reflects the structure of the PLUS, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the PLUS and when these costs are incurred, as determined by our affiliates. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the PLUS — The value of the PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the PLUS for a limited time period.”
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-1-II. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the PLUS.

Based on current market conditions, in the opinion of our special tax counsel, your PLUS should be treated as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, the gain or loss on your PLUS should be treated as short-term capital gain or loss, whether or not you are an initial purchaser of the PLUS at the issue price. However, the IRS or a court may not respect this treatment of the PLUS, in which case the timing and character of any income or loss on the PLUS could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether investors in short-term instruments should be required to accrue income. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the PLUS, including possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2023 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, we expect that Section 871(m) will not apply to the PLUS with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the PLUS. You should consult your tax adviser regarding the potential application of Section 871(m) to the PLUS.

Supplemental use of proceeds and hedging:

The PLUS are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the PLUS. See “How the PLUS Work” in this document for an illustration of the risk-return profile of the PLUS and “Basket Overview” in this document for a description of the market exposure provided by the PLUS.

The original issue price of the PLUS is equal to the estimated value of the PLUS plus the

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selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the PLUS, plus the estimated cost of hedging our obligations under the PLUS.
Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement.
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the PLUS in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each PLUS.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the PLUS and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

We expect that delivery of the PLUS will be made against payment for the PLUS on or about the original issue date set forth on the front cover of this document, which will be the third business day following the pricing date of the PLUS (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade PLUS on any date prior to two business days before delivery will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Where you can find more information:

You may revoke your offer to purchase the PLUS at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the PLUS prior to their issuance. In the event of any changes to the terms of the PLUS, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these PLUS are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement.

This document, together with the documents listed below, contains the terms of the PLUS and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement, the accompanying product supplement and the accompanying underlying supplement, as the PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. MS-1-II dated November 4, 2020:

http://www.sec.gov/Archives/edgar/data/19617/000095010320021469/crt_dp139325-424b2.pdf

• Underlying supplement no. 1-II dated November 4, 2020:

http://www.sec.gov/Archives/edgar/data/19617/000095010320021471/crt_dp139381-424b2.pdf

• Prospectus supplement and prospectus, each dated April 8, 2020:

http://www.sec.gov/Archives/edgar/data/19617/000095010320007214/crt_dp124361-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are service marks of Morgan Stanley.

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Annex A

The iShares® Silver Trust

All information contained in this document regarding the iShares® Silver Trust (the “Silver Trust”), has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, iShares® Delaware Trust Sponsor LLC, a subsidiary of BlackRock, Inc., the sponsor of the Silver Trust. The Bank of New York Mellon is the trustee of the Silver Trust, and JPMorgan Chase Bank, N.A., London branch is the custodian of the Silver Trust. The Silver Trust trades under the ticker symbol “SLV” on NYSE Arca, Inc.

The Silver Trust seeks to reflect generally the performance of the price of silver, less the Silver Trust’s expenses and liabilities. The assets of the Silver Trust consist primarily of silver held by a custodian on behalf of the Silver Trust. The Silver Trust issues shares in exchange for deposits of silver and distributes silver in connection with the redemption of shares. The shares of the Silver Trust are intended to constitute a simple and cost-effective means of making an investment similar to an investment in silver.

The Silver Trust does not engage in any activity designed to derive a profit from changes in the price of silver. The Silver Trust’s only ordinary recurring expense is expected to be the sponsor’s fee, which is accrued daily at an annualized rate equal to 0.50% of the net asset value of the Silver Trust and is payable monthly in arrears. The trustee of the Silver Trust will, when directed by the sponsor of the Silver Trust, and, in the absence of such direction, may, in its discretion, sell silver in such quantity and at such times as may be necessary to permit payment of the Silver Trust sponsor’s fee and of Silver Trust expenses or liabilities not assumed by the sponsor. As a result of the recurring sales of silver necessary to pay the Silver Trust sponsor’s fee and the Silver Trust expenses or liabilities not assumed by the Silver Trust sponsor, the net asset value of the Silver Trust will decrease over the life of the Silver Trust. New deposits of silver, received in exchange for additional new issuances of shares by the Trust, do not reverse this trend.

Information provided to or filed with the Securities and Exchange Commission (the “SEC”) by the Silver Trust pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, can be located by reference to SEC file numbers 333-239613 and 001-32863, respectively, through the SEC’s website at http://www.sec.gov. The Silver Trust is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder. In addition, the Silver Trust is not a commodity pool within the meaning of the Commodity Exchange Act, as amended, and is not subject to regulation thereunder.

Silver

The price of silver is primarily affected by global demand for and supply of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, increases in silver hedging activity by silver producers, significant changes in attitude by speculators and investors in silver, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events and production costs and disruptions in major silver-producing countries, such as Mexico, China and Peru. The demand for and supply of silver affect silver prices, but not necessarily in the same manner as supply and demand affect the prices of other commodities. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time to time, above-ground inventories of silver may also influence the market. The major end uses for silver include industrial applications, jewelry and silverware. It is not possible to predict the aggregate effect of all or any combination of these factors.

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